EXHIBIT 10-b

                         CITIZENS BANK OF MASSACHUSETTS

                              REVOLVING DEMAND NOTE

$800,000.00                                                       July    , 2003
                                                           Boston, Massachusetts

      For value received, the undersigned, Vulcan Industries, Inc., a Michigan corporation (the "Borrower"), hereby promises to pay ON DEMAND, and if demand is not sooner made, then as provided in the Loan Agreement (defined below), to the order of Citizens Bank of Massachusetts, a Massachusetts bank (the "Bank"), at its main office in Boston, Massachusetts, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Hundred Thousand ($800,000.00) Dollars or, if less, the aggregate unpaid principal amount of all loans made by Bank to Borrower under the Loan Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Demand Loan and Security Agreement (All Assets) of even date herewith (the "Loan Agreement") by and between Bank and Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement.

      This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty.

      This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the "Note" referred to in the Loan Agreement.

      This Note is secured, among other things, pursuant to the Loan Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

      Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

      Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

      All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note shall be deemed to be under seal.

                                             VULCAN INDUSTRIES, INC.


                                By:_____________________________________________
                                    Robert I. Lieberman, President and Treasurer